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                                                                     EXHIBIT 5.1


                                September 8, 1997



TriNet Corporate Realty Trust, Inc.
Four Embarcadero Center, Suite 3150
San Francisco, CA  94111


Ladies and Gentlemen:

        This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 800,000 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of TriNet Corporate Realty Trust, Inc., a Maryland corporation (the "Company").

        In connection with rendering this opinion, we have examined the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement"), the TriNet Corporate Realty Trust, Inc. 1997 Stock Incentive Plan (the "Plan") and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts and the Maryland General Corporation Law.

        Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and all applicable resolutions of the Board of Directors, the Shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                         Very truly yours,

                                         /s/ Goodwin, Procter & Hoar LLP
                                         --------------------------------------
                                         GOODWIN, PROCTER & HOAR LLP